Linda Decker, VP – Investor Relations Jeffrey Myhre, VP – Editorial

Seven Penn Plaza ▪ New York, NY 10001 ▪ 212-564-4700 ▪ FAX 212-244-3075 ▪ www.plrinvest.com ▪ plrmail@plrinvest.com

Glen Rose Petroleum Corporation
One Energy Square, Suite 200
4925 Greenville Ave.
Dallas, TX 75206

Chip Langston, President & CFO
(214) 800-2663

FOR IMMEDIATE RELEASE

GLEN ROSE PETROLEUM CORPORATION’S 10-K REFLECTS YEAR OF TRANSITION

Wardlaw Field Development Progressing, Production Rising

Ownership Change, New Board and Management Give New Direction

DALLAS, TX, July 15, 2008 -- Glen Rose Petroleum Corporation (NASDAQ: GLRP), a public company involved in the development of medium gravity crude oil assets, announced today that it has filed its Form 10-K for the year ended March 31, 2008.

Highlights for that year and since include:

•	New ownership, Blackwood Ventures LLC, an investment company able to encourage and fund the development of the Company’s key property;
•	Entirely new Board of Directors
•	New management team
•	Headquarters moved to Dallas
•	Experienced geological and engineering professionals hired to direct the development of the Wardlaw field with enhanced chemical and mechanical technology.
•	Shareholder’s equity increased to more than $5 million
•	A new engineering report for its Wardlaw Field that shows total proved reserves of 701,000 barrels of oil, valued at a 10% discounted rate and risk adjusted to $9.4 million.

Since the end of fiscal year 2008, Glen Rose has subjected 20 wells on the Wardlaw property to a work over program; 10 of those wells have been put into production, and the balance awaits the receipt of additional production equipment.

Also, an application for a Production Swabbing License was heard by the Texas Railroad Commission [TRC] on May 9, 2008 at a full hearing to which an objection was received. The Company expects to hear the ruling of the TRC by the end of August 2008. The Company’s application for Swabbing License was for 76 wells and could significantly add to production capability of the field if so granted.

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Glen Rose has also begun a Nitrogen Injection Enhanced Oil Recovery Program that currently includes 1 injector and 5 producers. This program is in the process of being expanded to 3 additional injectors and a further 12 to 15 producers. The enhancement program involves the heating and pressurization of nitrogen, which is then injected into a 1.25 acre spaced 5 well spot production area situated in the area of current activity.

Chip Langston, President of Glen Rose, stated, “This was a year of transition for Glen Rose during which we laid the foundations for development of the Wardlaw property. The key to successfully turning a company around is to first stabilize its financial position. The Company made great strides prior to year end, and, as shown actions described in our Form 14C approved in late May and several pending transactions described in our Form 10-K, that progress is continuing. These actions and pending transactions, as shown by the pro forma in our Form 10-K, would have affected our March 31, 2008 financial statements by: dropping current liabilities from $2,870,071 to $616,831 while increasing current assets from $155,666 to $775,666, thereby turning our current ratio from negative to positive. At the same time, the pro forma shows total liabilities fell from $2,957,989 to $1,575,584 and Shareholder’s Equity increased to $5,118,900.”

Paul Watson, Chairman and Chief Executive Officer, stated, “With renewed financial strength, we are going to be able to substantially expand our operations. Our Nitrogen Injection Program has improved average daily production from one half barrel per day, to an average for last month of over 22 barrels of oil per day. We have 103 wells bores, 44 which are functional, of which we are only utilizing 23. The potential of the Wardlaw Field is promising.”

“In addition,” Mr. Watson states, “We have a new joint venture partner in Wind Hydrogen, Ltd. and have permitted 10 new drilling locations for drilling in late August. Four of these wells will be in the area where our current wells are clustered, in approximately 360 acres. This will enhance the knowledge of that area with a new logging and core samples. Four will be in the area immediately north of our core operations, which is the Phase 1 area with Wind Hydrogen, Ltd. in the north half of Section 7. Three wells will be more exploratory to better determine the direction and extent of the reservoir in the remaining 10,000 acres of our lease.

“Once these 10 wells are drilled, we will immediately begin to permit 20 plus additional locations, primarily in the north half of Section 7, in order to implement two 13 spot (well) injection pilots this calendar year. In addition, we have taken over the operations of the Dominion well (Wardlaw 6-1) that was drilled to the Ellenberger at 9,400 feet. We believe there are deeper horizons to be explored, but in the mean time, we will use the gas from this well to run our generating needs. We are excited about rolling out the new technologies to an area that has significant proven reserves in place but need the right consistent producing approach, which Glen Rose has.”

In the year ended March 31, 2008, Glen Rose’s oil and gas income fell from $1,014,734 to $62,025; as a result of the sale of the New Mexico property, and no activity at the Wardlaw property. Total Operating Expenses fell from $5,867,952 to $3,558,744. General administrative expenses were flat, and over $1,886,825 or 53% of current operating expenses were as a result of warrant or option expenses at $1,334,095. The result was a reduced operating loss from ($11,435,134) to ($3,251,650), or ($.46) per share on 7,111,758 weighted average common shares outstanding.

During this transition year, liabilities fell from $9,179,582 to $2,957,989, while Shareholders’ Equity rose from $803,977 to $3,116,498, and Total Liabilities and Shareholder’s Equity fell from $9,983,559 to $6,074,484. Therefore, Shareholder’s Equity increased from 8.7% to 51.3%.

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About Glen Rose Petroleum Corporation
Glen Rose Petroleum Corporation, founded in 1981 and based in Dallas, TX, is focused on the development of on-shore oil and gas assets. The company has four leases covering 10,500 acres in the Wardlaw Field located in Edwards County, TX. The oil is categorized as "medium crude", the deposits are in the medium gravity range of heavy oil at 16-20 API gravity. Management believes its acreage has always held substantial oil reserves and is now applying what we believe to be the necessary technology to properly extract the reserves. Some primary oil production has already been established from the field.

Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing the risks and uncertainties inherent in oil and gas exploration, production, and development, and market conditions, particularly energy prices and demand for oilfield services. Glen Rose Petroleum Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

- FINANCIAL TABLES TO FOLLOW -

GLEN ROSE PETROLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,
	2008	2007
CURRENT ASSETS:
Cash	$65,769	$1,671,672
Accounts receivable, no allowance considered necessary	2,081	5,602
Accounts receivable — other, no allowance considered necessary	—	465,068
Inventory	79,241	31,417
Prepaid expenses	8,575	34,909
Total current assets	155,666	2,208,668

INVESTMENT IN CANO PETROLEUM COMMON STOCK, at fair value (restricted)	—	1,827,000

UNPROVED OIL AND GAS PROPERTIES, accounted for using the full cost method	5,915,184	5,864,587

PROPERTY AND EQUIPMENT, at cost:
Equipment, furniture and fixtures	2,699	74,244
Vehicles	6,752	158,452
	9,451	232,696
Less Accumulated Depreciation	(5,817)	(149,392)
	3,634	83,304

Total assets	$6,074,484	$9,983,559
CURRENT LIABILITIES:
Accounts payable	$378,551	$1,835,148
Accounts payable — related party	—	797,088
Accrued expenses	343,750	343,750
Accrued put option liability	2,147,770	—
Accrued interest, related party	—	451,485
Total current liabilities	2,870,071	3,427,471

LONG-TERM LIABILITIES:
Asset retirement obligation	87,918	82,942
Note payable — related parties	—	2,941,983
Accrued put option liability	—	2,727,186
Total liabilities	2,957,989	9,179,582

Commitments and Contingencies (Notes 6, 7, and 13)

SHAREHOLDERS’ EQUITY:
Preferred stock, $.0001 par value; 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.001 par value; 125,000,000 shares authorized; 9,424,214 and 6,446,758 issued and outstanding, respectively	9,424	6,447
Additional paid-in capital	49,357,867	43,796,676
Accumulated deficit	(46,250,796)	(42,999,146)
Total shareholders’ equity	3,116,495	803,977

Total liabilities and shareholders’ equity	$6,074,484	$9,983,559

GLEN ROSE PETROLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	March 31,
	2008	2007
OPERATING REVENUES –
Oil and gas sales	$62,025	$1,014,734
Total operating revenues	62,025	1,014,734

OPERATING COSTS AND EXPENSES:
Production and operating	72,166	1,320,401
Depreciation and depletion	1,868	490,507
Accretion of asset retirement obligation	4,976	12,402
General and administrative	1,334,095	1,317,456
Bad debt expense	258,814	—
Warrants expense	1,156,049	—
Stock option expense	476,857	—
Put option expense	253,919	2,727,186
Total operating costs and expenses	3,558,744	5,867,952

LOSS FROM OPERATIONS	(3,496,719)	(4,853,218)

OTHER INCOME (EXPENSE):
Loss on sale of oil and gas assets	—	(6,125,233)
Gain on sale of investments	303,155	—
Gain on sale of property and equipment	12,031	—
Interest expense	(70,117)	(456,683)
Total other income (expense)	245,069	(6,581,916)

NET LOSS	$(3,251,650)	$(11,435,134)

LOSS PER COMMON SHARE:
Basic and diluted	$(.46)	$(1.77)
Weighted average number of shares outstanding, basic and diluted	7,111,758	6,446,758

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